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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                  NAME OF SUBSIDIARY                        STATE OF INCORPORATION
                  ------------------                        ----------------------
1) RF Microsystems, Inc.                                    California
2) Fairfax Communications, Ltd.                             United Kingdom
3) Integrated Systems Control, Inc.                         Virginia
4) Advanced Management Incorporated                         Virginia
5) SEMCOR, Inc.                                             New Jersey